                                                                     EXHIBIT 4.2

THE SECURITIES REPRESENTED BY THIS WARRANT AND THE SECURITIES UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WITH ANY SECURITIES COMMISSION OF ANY STATE UNDER ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.


                              WARRANT TO PURCHASE
                                 COMMON STOCK

                                800 U.S. SEARCH
                          (A CALIFORNIA CORPORATION)

                           Dated: September 14, 1998


     THIS CERTIFIES THAT, for value received, THE KUSHNER-LOCKE COMPANY (Kushner-Locke), or its permitted registered assigns (the "Holder"), is the owner of warrants (the "Kushner-Locke Warrant") to purchase from 800-U.S. SEARCH, a California corporation (the "Company"), during the Exercise Period (as defined in subparagraph 1 (a) below), and at the Warrant Price (as defined in subparagraph 1 (a) below), up to 500 shares of the Company's common stock ("Common Stock"), no par value per share (the shares of Common Stock underlying this Kushner-Locke Warrant are hereinafter referred to as "Shares").

     This Kushner-Locke Warrant is issued in consideration of Kushner-Locke's
(i) prior advances of capital to the Company through the date hereof, (ii) prior provision of personnel and services to the Company, and (iii) Kushner-Locke's prior provision of certain guarantees on behalf of the Company.

     1.   EXERCISE OF THE KUSHNER-LOCKE WARRANT.

          (A) The rights represented by this Kushner-Locke Warrant shall be exercisable at the Warrant Price and during the Exercise Period upon the terms and subject to the conditions as set forth herein:

               (I) Between September 14, 1998 and the earlier of (l) five (5) days prior to the pricing of the Company's Common Stock in connection with the initial public offering (the "IPO"), (2) a sale of all or substantially all of the assets or any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such sale, consolidation, merger or reorganization, own less then fifty percent (50%) of the Company's voting power immediately after such sale, consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company's voting power is transferred, excluding any sale, consolidation, merger or reorganization effected exclusively to change the domicile of the Company (an "Acquisition") or (3) 5:00 p.m. Los Angeles, California time on September 14, 2008, inclusive (the "Exercise Period"), the Holder shall have the option to purchase any and all

                                      1.

of the Shares hereunder at an exercise price of $0.01 per Share (the "Warrant Price"). This Kushner-Locke Warrant shall expire effective at the earlier of (x) the consummation of the IPO, (y) the consummation of an Acquisition and (z) 5:00 p.m., Los Angeles, California time September 14, 2008. Any exercise of this Kushner-Locke Warrant prior to the IPO shall be effective upon the consummation of the IPO unless otherwise specified in writing by the Holder thereof.

          (B) The rights represented by this Kushner-Locke Warrant may be exercised at any time within the Exercise Period, in whole or in part, by (i) the surrender of this Kushner-Locke Warrant (with the Subscription Form at the end hereof properly completed and executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder then appearing on the books of the Company); and (ii) payment to the Company of the Warrant Price then in effect for the number of Shares specified in the above-mentioned Subscription Form; provided, however, that if this Kushner-Locke Warrant is exercised prior to, and in contemplation of, the IPO, the Warrant Price shall be payable within two business days after the consummation of the IPO from proceeds from the IPO otherwise payable to the Holder. This Kushner-Locke Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Kushner-Locke Warrant is surrendered, along with the delivery of any and all other required documents, other than payment of the Warrant Price. The person or persons in whose name or names the certificates for the Shares shall be issuable upon such exercise shall be deemed the holder or holders of record of such Shares at that time and date. The Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding three (3) business days, after the Company receives the items required to be delivered by this Paragraph 1 to evidence Kushner-Locke's exercise of its rights represented by this Kushner-Locke Warrant and the applicable Warrant Price. Notwithstanding anything in this Kushner-Locke Warrant to the contrary, if the Holder exercises any portion of this Kushner-Locke Warrant prior to an expected date of consummation of an IPO and such IPO is not so consummated, the Holder shall have the right to revoke such exercise of this Kushner-Locke Warrant.

          (C) In lieu of exercising this Kushner-Locke Warrant or any portion thereof, the Holder or Holders, if applicable, shall have the right to convert during the Exercise Period the Kushner-Locke Warrant, or any portion thereof, into Shares by executing and delivering to the Company, at its principal executive office, a duly executed Subscription Form, specifying the portion of the Kushner-Locke Warrant to be converted, and accompanied by the surrender of the Kushner-Locke Warrant. The person or persons in whose name or names the certificates for the Shares shall be issuable upon such conversion shall be deemed the holder or holders of record of such Shares at that time and date. The number of Shares to be issued upon such conversion shall be computed using the following formula:

               X =  (P)(Y) (A-B)/A

               where

               X = the number of Shares to be issued to the Holder for the percentage of the Kushner-Locke Warrants being converted

                                       2.

               P =  the percentage of the Kushner-Locke Warrants being converted

               Y = the total number of Shares then issuable upon exercise of the Kushner-Locke Warrant in full

               A =  the current market price (as defined below) of one Share

               B =  the Warrant Price on the date of conversion

"Current market price" per share of Common Stock at any date shall be (a) if the Company shall have filed and not withdrawn or terminated a registration statement for the purpose of effecting the IPO of the Common Stock, the initial price to the public for the Common Stock, or (b) if otherwise, to be reasonably determined by the Board of Directors of the Company in good faith.

     2. RESTRICTIONS ON TRANSFER. This Kushner-Locke Warrant shall not be transferred, sold, assigned or hypothecated except in compliance with all applicable state and federal securities laws. Any such assignment shall be effected by the Holder by (i) completing and executing the transfer form at the end hereof and (ii) surrendering this Kushner-Locke Warrant with such duly completed and executed transfer form for cancellation, accompanied by funds sufficient to pay any applicable transfer tax, if any, at the office or agency of the Company referred to in Paragraph 1 hereof, accompanied by a certificate (signed by a duly authorized representative of the Holder), stating that each transferee agrees to be bound by the terms of this Kushner-Locke Warrant. At such time the Company shall issue, in the name or names specified by the Holder (including the Holder, if applicable), a new Kushner-Locke Warrant or Kushner-Locke Warrants of like tenor and representing in the aggregate rights to purchase the same number of Shares as are then purchasable hereunder. The Holder acknowledges that neither this Kushner-Locke Warrant nor the Shares may be offered or sold except pursuant to an effective registration statement under the Act or any applicable state securities or blue sky laws, or an opinion of counsel reasonably satisfactory to the Company that an exemption from registration under the Act and such state laws is available.

     3.   COVENANTS OF THE COMPANY.

          (A) The Company covenants and agrees that all Common Stock issuable upon the exercise of this Kushner-Locke Warrant will, upon issuance thereof and payment therefor in accordance with the terms hereof, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof by reason of being such a holder, other than as set forth herein or provided at law.

          (B) The Company covenants and agrees that during the Exercise Period the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the issuance of shares of Common Stock upon the exercise of this Kushner-Locke Warrant.

     4. NO RIGHTS OF SHAREHOLDER. Except as specifically set forth herein and except upon the exercise hereof, the Holder shall not, by virtue, hereof, be entitled to any rights of a shareholder in the Company, whether at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

                                       3.

     5.   REGISTRATION RIGHTS.

          (A)  PIGGYBACK REGISTRATION.

               (I) If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holder) any of its Common Stock under the Act in connection with a public offering of such securities from time to time solely for cash (other than a registration relating to the sale of securities to participants in a Company stock or similar plan or arrangement for which securities are registered on a Form S-8 or any successor or similar form, or a registration on Form S-4, or any successor or similar form or any registration of stock issuable upon a reclassification, a business combination or acquisition, an exchange of securities or an exchange offer for securities of the Company or another entity), the Company shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder received by the Company within ten (10) days after the date of the Company's notice to the Holder, which request shall state the intended method of disposition of such shares by the Holder, the Company shall use its reasonable best efforts to cause to be registered under the Act all of the Common Stock issuable hereunder (the "Registrable Securities") that the Holder has properly requested to be registered (a "Piggyback Registration").

               (II) In the case of a Piggyback Registration on an underwritten public offering by the Company, if the managing underwriter reasonably determines and advises the Company in writing that the inclusion in the registration statement of all Registrable Securities proposed to be included would materially interfere with the successful marketing of the securities proposed to be registered by the Company, then such managing underwriter shall determine the number of such Registrable Securities to be included in such registration statement and the number of securities that may be included in such registration statement shall be allocated (1) first, to the Company, (2) second, to the Holder (or Holders on a pro rata basis if there are more than one Holder at such time), and (3) third, to the extent all Registrable Securities have been included in such registration statement, to any other shareholder of the Company (other than Holder(s)) on a pro rata basis.

               (III) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5(a) prior to the effectiveness thereof whether or not any Holder has decided to include Registrable Securities in such registration; provided, however, that any reinstatement of such registration or new registration shall be subject to the provisions of this Section 5(a).

          (B)  DEMAND REGISTRATION.

               (I) The Company agrees that the Holder (or Holders of a majority or more of the Registrable Securities if there are more than one Holder at such time) shall have the right once but not more than once (subject to the last sentence of this Section 5(b)(i)), beginning on the one-year anniversary of the date the Company consummates its initial public offering of Common Stock, upon written notice to the Company, to require that the Company prepare and promptly file with the Securities and Exchange Commission (the "SEC") a registration statement, as may be required or permitted under the Act, in connection with the public offering,

                                       4.

on a time-to-time basis or otherwise, of any or all of the then outstanding Shares, at the Holder's election (or the election of Holders of not less than 50% of the then outstanding Shares in the event there are more than one Holders at the time of such initial notice). In connection therewith, the Company shall be obligated to prepare and file such registration statement, on Form S-3 if such form is available, within 45 days of receipt of any such initial notice and shall be further obligated to use its reasonable best efforts, including the filing of any amendments or supplements thereto, to have any such registration statement declared effective under the Act and the rules and regulations promulgated thereunder as soon as practicable after the filing date thereof. The Company shall also use its reasonable best efforts to keep any such registration statement, and the accompanying prospectus, effective and current under the Act at its expense for a period of at least one year after the Holder or Holders of Registrable Securities, as applicable, are permitted without restrictions, whether contractually or otherwise, to sell the Registrable Securities or such earlier period if the Holder or Holders, as applicable, have completed the distribution of all Registrable Securities under such registration stateroom. If the Company does not have such registration statement declared effective, or if it is declared effective but is not kept so effective and current, Holder shall not be deemed to have exercised its rights under this Section 5(b)(i).

               (II) To the extent reasonably requested by the managing underwriter of an underwritten offering by the Company covered by such registration statement, the Holder will enter into an underwriting agreement in a reasonable and customary form, with the managing underwriter which may include deferring the sale of Shares for a period of up to one hundred eighty (180) days after the effective date of the registration stateroom, provided that any selling shareholders (other than the Holders) of the Company who also have shares included in the registration statement will also defer their sales for a similar period.

               (III) The Company shall not be required to effect a registration pursuant to this Section 5(b) during the one hundred twenty (120) day period referred to in this Section 5(b)(iii), if the Company shall furnish to Holder (or Holders, as the case may be) requesting a registration statement pursuant to this Section 5(b), a certificate signed by the Chairman of the Board stating that the Board of Directors of the Company has determined in its good faith judgment that it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the registration set forth above; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

          (C) The Company will pay all Registration Expenses (as defined below) incurred in connection with the Company's registration obligations pursuant to this Kushner-Locke Warrant, other than underwriting discounts and commissions in connection with the Registrable Securities. "Registration Expenses" shall consist of all expenses incurred or incidental to the Company's performance of or compliance with this Kushner-Locke Warrant, and the reasonable fees and disbursements of one counsel per registration retained by the record owners of Registrable Securities then being registered. Registration Expenses shall include, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses,

                                       5.

messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of such securities on each securities exchange (or NASDAQ) on which similar securities issued by the Company are then listed, all fees payable to the National Association of Securities Dealers, Inc. and fees and disbursements of counsel for the Company and of its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance), securities acts liabilities insurance and the reasonable fees and expenses of any special experts retained by the Company in connection with any registration of Registrable Securities.

     6.   INDEMNIFICATION; CONTRIBUTION.

          (A) Whenever pursuant to Paragraph 5 a registration statement relating to any Registrable Securities is filed under the Act, amended or supplemented, the Company will (i) indemnify and hold harmless each Holder of the Registrable Securities covered by such registration statement, amendment or supplement (such Holder hereinafter referred to as the "Distributing Holder"), each person, if any, who controls (within the meaning of the Act) the Distributing Holder, each officer, employee, agent or partner of the Distributing Holder, each underwriter (within the meaning of the Act) of such securities, each person, if any, who controls (within the meaning of the Act) any such underwriter, if applicable, and each officer, employee, agent or partner of such underwriter against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such underwriter or any such other person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; and (ii) reimburse the Distributing Holder, such underwriter or any such other person for any expenses reasonably incurred by the Distributing Holder, such underwriter or any such other person in connection with investigating or defending any such losses, claims, damages, liabilities or actions; provided, however, that the Company will not be liable in any such case to the extent that (A) any such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said prospectus or said amendment or supplement in reliance upon and in conformity with information furnished in writing by such Distributing Holder, any other Distributing Holder or any such underwriter for use in the preparation thereof, or (B) such losses, claims, damages or liabilities arise out of or are based upon any actual or alleged untrue statement or actual or alleged omission made in or from any registration statement or prospectus, but corrected in any subsequent registration statement or prospectus, as amended or supplemented, to the extent such losses, claims, damages or liabilities arose after the date such corrected registration statement or prospectus was filed with the SEC and delivered to the applicable Distributing Holder for use in connection with the sale of Common Stock.

          (B) Whenever pursuant to Paragraph 5 a registration statement relating to the Registrable Securities is filed under the Act, amended or supplemented, the Distributing Holder

                                       6.

will (i) indemnify and hold harmless the Company, each of its directors and officers who have signed said registration statement or such amendments or supplements thereto, each underwriter (within the meaning of the Act), each person, if any, who controls (within the meaning of the Act) the Company or any such underwriter and each officer, employee, agent or partner of such underwriter against any losses, claims, damages or liabilities, joint or several, to which the Company, any such underwriter or any such other person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished in writing by such Distributing Holder for use in the preparation thereof; and (ii) reimburse the Company, such underwriter or any such other person for any expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages, liabilities or actions.

          (C) Promptly after receipt by an indemnified party under this Paragraph 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent prejudiced by such omission.

          (D) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action with counsel reasonably satisfactory to such indemnified party; provided, however, that, the indemnifying party shall not have the right to assume the defense of such action if the indemnified party shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the indemnifying party, or, in the reasonable opinion of counsel to the indemnified party, counsel for the indemnifying party could not adequately represent the interests of the indemnified party because such interests could reasonably be expected to conflict with those of the indemnifying party. If the indemnifying party is not entitled to assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel, and appropriate local counsel, for the indemnified party with respect to such claim.

          (E)  CONTRIBUTION.

               (I) If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of

                                       7.

indemnifying such indemnified party, shall contribute (on the basis of relative fault) to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities. The relative fault of such indemnifying and indemnified parries shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a parry as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding the provisions of this Section 6(e)(i), in no case shall any seller of Registrable Securities be liable or responsible for any amount in excess of the net proceeds received by such seller from the sale of the Registrable Securities of such seller which are included in any registration statement contemplated by this Kushner-Locke Warrant.

               (II) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     7.   ADJUSTMENTS OF WARRANT PRICE AND NUMBER OF SHARES.

          (A) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Warrant Price pursuant to the provisions of this Paragraph 7, the number of Shares issuable upon the exercise of the Kushner-Locke Warrant shall be adjusted to the nearest full whole number by multiplying a number equal to the Warrant Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Kushner-Locke Warrant immediately prior to such adjustment and dividing the product so obtained by the then adjusted Warrant Price.

          (B) RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the assets or properly of the Company as an entirety or substantially as an entirety, the Holder shall thereafter have the right, upon exercise of the Kushner-Locke Warrant, to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Common Stock underlying the Kushner-Locke Warrant immediately prior to any such events at a price equal to the product of (x) the number of Shares issuable upon exercise of the Kushner-Locke Warrant and (y) the Warrant Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Kushner-Locke Warrant.

                                       8.

     Upon the consummation of any sale of all or substantially all of the assets of thc Company to, or consolidation with or merger of the Company into, any person or entity (other than a merger which has, as one of its purposes or effects, the reincorporation of the Company), all rights under this Kushner-Locke Warrant shall terminate other than the right of the Holder to receive the consideration such Holder would have received if it had exercised the Kushner-Locke Warrant immediately prior to such sale, consolidation or merger, such right to receive consideration to be net of the applicable Warrant Price for such Warrant immediately prior to such termination.

          (C) DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO OUTSTANDING SECURITIES. In the event that the Company shall at any time after the date hereof and prior to the exercise in full or expiration of the Kushner-Locke Warrant declare a dividend (other than a dividend consisting solely of a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to all of the holders of Common Stock any monies, assets, property, rights, evidences of indebtedness, securities (other than such a cash dividend or distribution), whether issued by the Company or by another person or entity, or any other thing of value, the Holder of the unexercised Kushner-Locke Warrant shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Kushner-Locke Warrant, the same monies, assets, property, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Holder were the owner of the Shares at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Paragraph 7(c).

          (D) SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK. In case the Company shall at any time after the date hereof and prior to the exercise in full or expiration of the Kushner-Locke Warrant issue to all the holders of Common Stock of the Company any rights to subscribe for shares of Common Stock of the Company, the Holder of the unexercised Kushner-Locke Warrant shall be entitled, in addition to the shares of Common Stock receivable upon the exercise of the Kushner-Locke Warrant, to receive such rights at the time such rights are distributed to the other shareholders of the Company but only to the extent of the number of shares of Common Stock, if any, for which the Kushner-Locke Warrant remains exercisable. Notwithstanding anything contained herein to the contrary, the provisions set forth in this Section 7(d) shall not be interpreted as applying to options or similar stock purchase rights granted to Eligible Persons (as defined in the Company's Amended and Restated 1998 Stock Incentive Plan (the "Plan")) or Non-Employee Directors (as defined in the Company's 1999 Non-Employee Directors' Stock Option Plan (the "Director Plan")) pursuant to the Plan or the Director Plan.

          (E) NOTICE IN EVENT OF DISSOLUTION. In case of the dissolution, liquidation or winding-up of the Company, all rights under the Kushner-Locke Warrant shall terminate on a date fixed by the Company, such date to be no earlier than ten (10) days prior to the effectiveness of such dissolution, liquidation or winding-up and not later than five (5) days prior to such effectiveness. Notice of such termination of purchase rights shall be given to the last registered Holder of the Kushner-Locke Warrant, as the same shall appear on the books and records of the company, by registered mail at least thirty (30) days prior to such termination date.

                                       9.

          (F) COMPUTATIONS. The Company may retain a firm of independent public accountants (who may be any such firm regularly employed by the Company) to make any computation required under this Paragraph 7, and any certificate setting forth such computation signed by such firm shall be conclusive evidence of the correctness of any computation made under this Paragraph 7 absent manifest error which can only be corrected by such independent public accountants. In addition, the Chief Financial Officer of the Company may make any computations required by this Paragraph 7 and any certificate setting forth such computation signed by the Chief Financial Officer of the Company shall be conclusive evidence of the correctness of any computation made under this Paragraph 7 absent manifest error.

          (G) SUBDIVISION AND COMBINATION. If the Company shall at any time after the date hereof subdivide (whether by stock split or otherwise) or combine (whether by reverse stock split or otherwise) the outstanding shares of Common Stock, the Warrant Price of the Kushner-Locke Warrant shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

     8.   FRACTIONAL SHARES.

          (A) The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Kushner-Locke Warrant, provided, however, that if the Holder exercises the Kushner-Locke Warrant in full, any fractional shares of Common Stock shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

     9.   MISCELLANEOUS.

          (A) Notwithstanding anything to the contrary contained in this Agreement or elsewhere, the Kushner-Locke Warrant cannot be redeemed by the Company without a written agreement between the Company and the then Holder thereof.

          (B) This Kushner-Locke Warrant shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law principles thereof.

          (C) All notices, requests and other communications under this Kushner-Locke Warrant shall be in writing and shall be deemed to have been delivered on the third Business Day after having been deposited in the U.S. mail, registered or certified, postage prepaid; the first Business Day after having been sent by recognized overnight courier; or when personally delivered; and, in each case, addressed to the respective parties at the addresses stated below or to such other changed addresses that the parties may have fixed by notice in accordance herewith. The term "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the City of Los Angeles, California are authorized by law, regulation or executive order to remain closed.

                                      10.

               If to a Holder:     The address of such Holder as shown
                                   on the books of the Company.

               If to the Company:  800-U.S. Search
                                   9701 Wilshire Boulevard, Suite 700
                                   Beverly Hills, California 90212
                                   Attention: Corporate Secretary
                                   Telephone:  (310) 553-7000
                                   Facsimile:  (310) 786-8349

          (D) The Company and Kushner-Locke may from time-to-time supplement or amend this Kushner-Locke Warrant without the approval of any Holder other than Kushner-Locke in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to add any other provisions in regard to matters or questions arising hereunder which the Company and Kushner-Locke may deem necessary or desirable and which the Company and Kushner-Locke deem not to materially adversely affect the interests of the Holder, which determination shall be conclusively evidenced by the execution and delivery of a supplement or amendment hereto.

          (E) All the covenants and provisions of this Kushner-Locke Warrant by or for the benefit of the Company and the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

          (F) Nothing in this Kushner-Locke Warrant shall be construed to give to any person or corporation other than the Company and Kushner-Locke and any other registered Holder any legal or equitable right, and this Kushner-Locke Warrant shall be for the sole and exclusive benefit of the Company and Kushner-Locke and any other Holder.

                                      11.

     IN WITNESS WHEREOF, the Company has caused this Kushner-Locke Warrant to be signed by its duly authorized officer and this Kushner-Locke Warrant to be dated September 14, 1998.

                                        800-U.S. SEARCH

                                        By: /s/ Peter Locke
                                           ------------------------------------
                                           Peter Locke
                                           President

Agreed, acknowledged and accepted
as of this 14th day of September, 1998.

THE KUSHNER-LOCKE COMPANY

By: /s/ Bruce Lilliston
   -------------------------
   Bruce Lilliston
   President

                                   EXHIBIT A

                               SUBSCRIPTION FORM

                                                          Date:____________, ___
800-U.S. SEARCH

Attn: President

Ladies and Gentlemen:

[_] The undersigned hereby elects to exercise the warrant issued to it by 800-U.S. Search (the "Company") and dated ________________, _____ (the "Warrant") and to purchase thereunder ________________ shares of the Common Stock of the Company (the "Shares") at a purchase price of ____________________ Dollars ($_______) per share or unit or an aggregate purchase price of ____________________ Dollars ($_______) (the "Purchase Price").

[_] The undersigned hereby elects under the provision set forth in Section 1(c) of the Warrant to convert _________ percent (_______%) of the value of the Warrant.

     Pursuant to the terms of the Warrant the undersigned has delivered the aggregate Purchase Price herewith in full in cash or by certified check or wire transfer, if applicable.

     The certificate(s) or other instruments for such shares or units shall be issued in the name of the undersigned or as otherwise indicated below.


                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Name for Registration


                                        ________________________________________

                                        ________________________________________

                                        ________________________________________
                                        Mailing Address

                                        Very truly yours,

                                        ________________________________________

                                        By:_____________________________________
                                           Name:
                                           Title:

                                 TRANSFER FORM

        (To be signed only upon transfer of the Kushner-Locke Warrant)

     For value received, the undersigned hereby sells, assigns, and transfers unto the right to purchase _________ shares of Common Stock of 800-U.S. Search represented by the foregoing Kushner-Locke Warrant, and appoints
____________________ attorney to transfer such rights on the books of 800-U.S. Search with full power of substitution in the premises.


Dated:_____________________________


___________________________________
(Name of Holder)

___________________________________
(Signature of Holder)

___________________________________
(Address)

___________________________________
(Address)


In the presence of:

___________________________________

___________________________________


   *Signature must conform in all respects to the name of registered Holder.